UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2017

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Arapeen Drive

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Please send copies of all communications to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Certificate of Incorporation of PolarityTE, Inc. (the “Company”), the members of the Company’s Board of Directors are annually elected to staggered terms, generally of three years duration, and are divided into three classes with each class expiring on an annual basis. Directors appointed to fill vacancies are generally appointed to the class recently vacated. As disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 13, 2017, Denver Lough, Edward Swanson and John Stetson have been nominated to serve as Class III Directors with a term expiring in 2020.

In order to ensure that the Board of Directors consists of three classes divided as evenly as possible, effective September 10, 2017, Jeff Dyer and Jon Mogford, previously Class III Directors, were appointed as Class I Directors by the Board of Directors in accordance with the Certificate of Incorporation and the Bylaws of the Company with a term expiring in 2018. Mr. Dyer’s and Dr. Mogford’s appointment as Class I Directors was effected solely to establish the Class III nominations for 2017 to be included in the 2017 proxy statement and to maintain three classes divided as evenly as possible following the election of the new Class III Directors. For all other purposes, Mr. Dyer’s and Dr. Mogford’s service on the Board of Directors is deemed to have continued uninterrupted since the time they first joined the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: September 14, 2017	/s/ John Stetson
John Stetson
Chief Financial Officer